Exhibit 99.1

FOR RELEASE 4:00 PM EASTERN

WEDNESDAY, MARCH 4, 2015

CONTACTS:
Linda Lennox	Meara Murphy
Office: 978-671-8854	Office: 978-671-8508
Cell: 908-627-3424	Cell: 617-794-1045

Lantheus Medical Imaging Reports 2014 Fourth Quarter

and Full Year Financial Results

Fourth quarter worldwide revenue increases 7% as-reported and 9% constant currency; strong DEFINITY® performance driven by continued market adoption and share gains

Fourth quarter Adjusted EBITDA increases 28% to $19.4 million; Company posts full year Adjusted EBITDA of $70.8 million

No. BILLERICA, Mass. (March 4, 2015) – Lantheus Medical Imaging, Inc. (“Lantheus” or “the Company”), a wholly-owned operating subsidiary of parent company Lantheus MI Intermediate, Inc. and a global leader in developing, manufacturing, selling and distributing innovative diagnostic imaging agents, today reported financial results for its fourth quarter and full year ended December 31, 2014.

Worldwide revenue for the fourth quarter of 2014 totaled $77.0 million, representing a 7% increase as-reported and a 9% increase on a constant-currency basis over $71.7 million reported for the fourth quarter of 2013.

The Company reported quarterly GAAP-earnings profitability during the fourth quarter of 2014 with net income totaling $300,000, an improvement of $12.6 million over a net loss of $12.3 million reported for the fourth quarter of 2013.

Net income for the fourth quarter of 2014 included $1.2 million of non-cash costs associated with the Company’s previously-announced campus consolidation initiative. Net loss for the fourth quarter of 2013 included a $15.4 million non-cash charge for the write-down of certain intangibles, an $8.9 million credit for a special recovery from a manufacturer and a $0.4 million gain on a land sale.

The Company’s fourth quarter 2014 net income, as adjusted for the above items, totaled $1.5 million, an improvement of $7.6 million, compared to a net loss of $6.1 million for the fourth quarter of 2013. The attached financial tables include a reconciliation of U.S. GAAP to as-adjusted results.

The Company’s fourth quarter Adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $19.4 million, increasing by 28% from $15.2 million in the same quarter of the prior year.

Jeff Bailey, President and CEO commented, “We are very pleased with our fourth quarter results and our strong finish to what has been an excellent year for Lantheus. Consistent with the themes we’ve experienced throughout 2014, our fourth quarter performance reflects continued, solid revenue growth and operating margin expansion, as well as sequential and year-over-year improvement in Adjusted EBITDA. Our strong quarterly sales performance for DEFINITY was driven by our continued success in expanding the appropriate use of contrast in cardiac echo procedures, while also growing our respective market share. With solid U.S. performances from all major product lines, our U.S. revenue growth accelerated to 12% during the fourth quarter, driving our adjusted operating and EBITDA margins to 17% and 25%, respectively.”

Mr. Bailey continued, “The improvement in our business fundamentals and operational efficiencies over the last two years is significant and provides a solid foundation as we enter 2015. Looking ahead, we are focused on a number of strategic and tactical objectives intended to further strengthen our business, our operating profile, and our ability to meet and exceed the needs of our customers. We look forward to pursuing these initiatives while creating additional opportunities to further improve our business and financial results.”

For the full year of 2014, worldwide revenue totaled $301.6 million, representing a 6% increase on an as-reported and an 8% increase on a constant-currency basis over $283.7 million reported for 2013. On a GAAP basis, the Company reported a net loss of $1.2 million for 2014, an improvement of $60.5 million over the net loss of $61.7 million for 2013. Full year GAAP results included the aforementioned fourth-quarter items and a $6.8 million write-down of land during the third quarter of 2013. Adjusted for those items, the Company achieved positive full year 2014 net income totaling $41,000, compared to a net loss of $48.7 million for 2013. The Company’s full year 2014 Adjusted EBITDA totaled $70.8 million, an improvement of $32.4 million over the $38.4 million reported for 2013. The attached financial tables include a reconciliation of U.S. GAAP to as-adjusted results.

Conference Call

As previously announced, the Company will host a conference call starting at 4:30 p.m. (Eastern Time) today. To access the live conference call via telephone, please dial 1-866-578-5771 (U.S. callers) or 1-617-213-8055 (international callers) and provide passcode 92067003. A live audio webcast of the call also will be available on the homepage of the Company’s website at www.lantheus.com. A replay of the telephone conference call and audio webcast will be available from approximately 8:30 p.m. ET on March 4, 2015 through midnight on April 1, 2015. To access a replay of the conference call, dial 1-888-286-8010 (U.S. callers) or 1-617-801-6888 (international callers), and provide passcode 55732560. A replay of this conference call will also be available in the Investor Relations section of our website located at www.lantheus.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales excluding the impact of foreign currency, net income, as adjusted, EBITDA and Adjusted EBITDA. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures may exclude such items which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Lantheus Medical Imaging, Inc. and Lantheus MI Intermediate, Inc.

Lantheus Medical Imaging, Inc., a wholly-owned operating subsidiary of parent company, Lantheus MI Intermediate, Inc., is a global leader in developing, manufacturing, selling and distributing innovative diagnostic imaging agents. Lantheus provides a broad portfolio of products, which are primarily used for the diagnosis of cardiovascular diseases. Key products include the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; and Xenon Xe 133 Gas (Xenon 133), an inhaled radiopharmaceutical imaging agent used to evaluate pulmonary function and for imaging the lungs.

Lantheus has more than 500 employees worldwide with headquarters in North Billerica, Massachusetts, and offices in Puerto Rico, Canada and Australia.

– Tables Follow –

Lantheus MI Intermediate, Inc. and subsidiaries

Consolidated Statements of Operations

(dollars in thousands – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Revenues	$76,969	$71,668	$301,600	$283,672
Cost of goods sold	44,208	61,787	176,081	206,311

Gross profit	32,761	9,881	125,519	77,361
Operating expenses:
Sales and marketing expenses	7,889	7,961	35,116	35,227
General and administrative expenses	8,357	7,481	34,921	33,159
Research and development expenses	4,715	5,031	13,673	30,459
Impairment of land	—	(382)	—	6,406
Proceeds from manufacturer	—	(8,876)	—	(8,876)

Total operating expenses	20,961	11,215	83,710	96,375
Operating income (loss)	11,800	(1,334)	41,809	(19,014)
Interest expense, net	(10,557)	(10,488)	(42,261)	(42,811)
Other income (expense), net	626	267	478	1,161

Income (loss) before income taxes	1,869	(11,555)	26	(60,664)
Provision for income taxes	1,569	747	1,195	1,014

Net income (loss)	$300	$(12,302)	$(1,169)	$(61,678)

Lantheus MI Intermediate, Inc. and subsidiaries

Consolidated Sales Analysis

(dollars in thousands – unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% change	2014	2013	% change
U.S.
DEFINITY	25,080	21,744	15.3%	93,848	76,539	22.6%
TechneLite	20,719	19,544	6.0%	82,321	80,609	2.1%
Xenon	9,023	7,970	13.2%	36,542	32,086	13.9%
Cardiolite	1,353	1,288	5.0%	3,268	8,612	(62.1)%
Other	5,537	4,603	20.3%	20,541	15,793	30.1%

Total U.S.	$61,712	$55,149	11.9%	$236,520	$213,639	10.7%

International
DEFINITY	545	418	30.4%	1,912	1,555	23.0%
TechneLite	2,691	2,548	5.6%	11,267	11,586	(2.8)%
Xenon	1	5	(80.0)%	7	39	(82.1)%
Cardiolite	3,305	4,110	(19.6)%	15,555	17,525	(11.2)%
Other	8,715	9,438	(7.7)%	36,339	39,328	(7.6)%

Total International	$15,257	$16,519	(7.6)%	$65,080	$70,033	(7.1)%

Worldwide
DEFINITY	25,625	22,162	15.6%	95,760	78,094	22.6%
TechneLite	23,410	22,092	6.0%	93,588	92,195	1.5%
Xenon	9,024	7,975	13.2%	36,549	32,125	13.8%
Cardiolite	4,658	5,398	(13.7)%	18,823	26,137	(28.0)%
Other	14,252	14,041	1.5%	56,880	55,121	3.2%

Total Revenues	$76,969	$71,668	7.4%	$301,600	$283,672	6.3%

Lantheus MI Intermediate, Inc. and subsidiaries

Supplemental Sales Information

(unaudited)

	December 31, 2014 Quarter-to-Date Sales Growth/(Decline)
	Domestic As Reported	Int’l Constant Currency	Int’l As Reported	Total Constant Currency	Total As Reported
Products
DEFINITY	15%	41%	30%	16%	16%
TechneLite	6%	13%	6%	7%	6%
Xenon	13%	(71)%	(80)%	13%	13%
Cardiolite	5%	(14)%	(20)%	(10)%	(14)%
Other	20%	(2)%	(8)%	5%	2%

Total Revenues	12%	(2)%	(8)%	9%	7%

	December 31, 2014 Year-to-Date Sales Growth/(Decline)
	Domestic As Reported	Int’l Constant Currency	Int’l As Reported	Total Constant Currency	Total As Reported
Products
DEFINITY	23%	31%	23%	23%	23%
TechneLite	2%	3%	(3)%	2%	2%
Xenon	14%	(82)%	(82)%	14%	14%
Cardiolite	(62)%	(7)%	(11)%	(25)%	(28)%
Other	30%	(3)%	(8)%	7%	3%

Total Revenues	11%	(2)%	(7)%	8%	6%

Lantheus MI Intermediate, Inc. and subsidiaries

Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency

(dollars in thousands – unaudited)

	Three Months Ended December 31, 2014		Year Ended December, 2014
	International Net Sales	Total Net Sales	International Net Sales	Total Net Sales

Net sales, as reported	$15,257	$76,969	$65,080	$301,600
Currency impact as compared to prior period	991	991	3,461	3,461

Net sales, excluding the impact of foreign currency	$16,248	$77,960	$68,541	$305,061

Lantheus MI Intermediate, Inc. and subsidiaries

Reconciliation of As Reported Results to Non-GAAP Financial Measures

(dollars in thousands – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net Income (loss)
Net income (loss), as reported	$300	$(12,302)	$(1,169)	$(61,678)
Reconciling items impacting Gross Profit:
Intangible Impairment	—	15,440	—	15,440
Reconciling items impacting Operating Expenses:
Proceeds from Manufacturer	—	(8,876)	—	(8,876)
Campus Consolidation Costs	1,210	—	1,210	—
Impairment of Land	—	(382)	—	6,406

Net income (loss), as adjusted	$1,510	$(6,120)	$41	$(48,708)

Net income (loss), as adjusted, as a percentage of net sales	2.0%	(8.5)%	0.0%	(17.2)%

Lantheus MI Intermediate, Inc. and subsidiaries

Reconciliation of As Reported Results to Non-GAAP Financial Measures

(dollars in thousands – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013*
EBITDA
Net income (loss), as reported	$300	$(12,302)	$(1,169)	$(61,678)
Interest expense, net	10,557	10,488	42,261	42,811
Provision (benefit) for income taxes	977	312	441	(127)
Depreciation	3,387	2,221	9,901	9,336
Amortization of intangible assets	2,275	3,991	9,123	16,447

EBITDA	17,496	4,710	60,557	6,789
Reconciling items impacting EBITDA:
Non-cash stock-based compensation	249	(157)	1,031	578
Legal fees relating to business interruption claim	186	108	1,113	660
Asset write-off	107	18,091	1,257	28,349
Severance and recruiting costs	306	270	818	5,239
Sponsor fee and other	248	260	1,020	1,457
New manufacturer costs	771	751	4,959	4,164
Proceeds from manufacturer	—	(8,876)	—	(8,876)

Adjusted EBITDA	$19,363	$15,157	$70,775	$38,360

Adjusted EBITDA as a percentage of net sales	25.2%	21.1%	23.5%	13.5%

*	Previously presented as excluding Proceeds from manufacturer as an Adjusted EBITDA reconciling item, resulting in 2013 Adjusted EBITDA of $47,236. Presentation of 2013 Adjusted EBITDA has been modified to allow better go-forward comparability by including Proceeds from manufacturer as an Adjusted EBITDA reconciling item, resulting in 2013 Adjusted EBITDA of $38,360.

Lantheus MI Intermediate, Inc. and subsidiaries

Reconciliation of Free Cash Flow

(dollars in thousands – unaudited)

	Three Months Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Net cash provided by (used in) operating activities	$(3,875)	$(3,856)	$11,573	$(15,678)
Capital expenditures	(2,834)	(1,299)	(8,137)	(5,010)

Free cash flow	$(6,709)	$(5,155)	$3,436	$(20,688)

Lantheus MI Intermediate, Inc. and subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands – unaudited)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$17,817	$16,669
Accounts receivable, net	41,540	38,910
Inventory	15,582	18,310
Income tax receivable	247	325
Deferred tax assets	256	18
Other current assets	3,739	3,087

Total current assets	79,181	77,319

Property, plant and equipment, net	96,014	97,653
Capitalized software development costs, net	2,421	1,470
Intangibles, net	27,191	34,998
Goodwill	15,714	15,714
Deferred financing costs	7,349	9,639
Deferred tax assets	328	15
Other long-term assets	19,318	22,577

Total assets	$247,516	$259,385

Liabilities and stockholder’s deficit
Current liabilities:
Line of credit	$8,000	$8,000
Accounts payable	15,665	18,103
Accrued expenses and other liabilities	24,579	25,492
Deferred tax liability	152	57
Deferred revenue	132	3,979

Total current liabilities	48,528	55,631
Asset retirement obligation	7,435	6,385
Long-term debt, net	399,280	399,037
Deferred tax liability	247	12
Other long-term liabilities	32,995	35,408

Total liabilities	488,485	496,473

Stockholder’s deficit	(240,969)	(237,088)

Total liabilities and stockholder’s deficit	$247,516	$259,385

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